EXHIBIT (10)(A)

                        ADMINISTRATIVE SERVICES AGREEMENT

This Administrative Services Agreement (the "Agreement") is made as of the 19th day of July, 2000, by and between State Bond & Mortgage Company, L.L.C., a Maryland limited liability company ("Parent") and SBM Certificate Company, a Maryland corporation (the "Company") which is registered as a face amount certificate company under the Investment Company of 1940 (the "1940 Act").

WHEREAS, Company desires Parent to perform certain administrative and special services (collectively, "services") for Company in its business operations and desires further to make use in its day-to-day operations of certain property, equipment and facilities (collectively, "facilities") of Parent and its subsidiaries; and

WHEREAS, Parent and Company contemplate that the availability of services and facilities will achieve certain operating efficiencies and improve services provided by Company to its certificateholders; and

WHEREAS, Parent and Company wish to assure that all charges for services and the use of facilities incurred hereunder are reasonable and in accordance with the requirements of the 1940 Act, and Maryland law; and

WHEREAS, Parent and Company wish to identify the services to be rendered to Company by Parent and the facilities to be used by Company and to provide for the fees to be paid by Company.

NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein, and intending to be legally bound hereby, Parent and Company agree as follows:

         1. USE OF FACILITIES. Subject to the terms, conditions, and limitations of this Agreement, Parent agrees to make available to Company such of its facilities or the facilities of its affiliates as may be reasonably necessary in the conduct of Company's business operations, including, without limitation, data processing equipment, office facilities (whether owned or leased) and communications equipment.

         (a) CAPACITY OF PERSONNEL AND STATUS OF FACILITIES. Whenever Parent utilizes its personnel to perform services for Company pursuant to this Agreement, such personnel shall at all times remain employees of Parent, and Parent shall alone retain full liability for their compensation, employee benefits, payroll deductions and legally required employer contributions and withholding tax obligations. No facility of Parent or its affiliates used in performing services for or subject to use by Company pursuant to this Agreement shall be deemed to be transferred, assigned, conveyed or leased by performance or use. The foregoing shall not preclude the Company from hiring its own employees, nor shall it preclude the Company's employees from also being employees of

         Parent. In the latter case, liabilities for joint employee costs may be shared by Parent and the Company on such basis as Parent and the Company may agree upon.

         (b) EXERCISE OF JUDGMENT IN RENDERING SERVICES. In providing any services hereunder which require the exercise of judgment by Parent, Parent shall perform such services in accordance with standards and guidelines established by the Board of Directors of Company and communicated to Parent.

         (c) CONTROL. The performance of services by Parent for Company pursuant to this Agreement shall in no way impair the absolute control of the business and operations of Company by its Board of Directors. Parent shall act hereunder so as to assure the separate operating and corporate identity of Company.

         2. SERVICES. Subject to the terms, conditions, and limitations of this Agreement, Parent shall provide on behalf of Company the services set forth below.

         (a) CERTIFICATEHOLDER SERVICES. Parent shall service the face amount certificates of Company.

         (b) ACCOUNTING, TAX AND AUDITING. Parent shall provide all accounting services, including the following: the processing and maintenance of the financial records of Company, the preparation of financial statements and reports including Form 10-K Annual Reports, Form 10-Q Quarterly Reports, and any other reports required by the Securities Exchange Act of 1934 or the 1940 Act, the preparation of tax returns, and the preparation of additional financial reports used by Company in the operations of its business. Parent shall also provide services in connection with tax and auditing matters.

         (c) MARKETING AND PRODUCT DEVELOPMENT. Parent shall provide marketing and product development services to Company.

         (d) FUNCTIONAL SUPPORT SERVICES. Parent shall provide telecommunications services and electronic data processing services, including, without limitation, software programming and documentation and hardware utilization.

         (e) PAYROLL FUNCTONS. Parent shall perform all payroll functions including, but not limited to, the preparation of all payroll checks and withholding tax reports.

         (f) PERSONNEL FUNCTIONS. Parent will provide to Company all personnel functions; provided, however, that Company may, from time to time and in its sole discretion, employ persons in addition to, or in lieu of, Parent's personnel.

         (g) LEGAL SERVICES. Parent will arrange to provide legal services to Company including, without limitation, filing of all registrations and reports required by the 1940 Act, the Securities Exchange Act of 1934, the Securities Act of 1933, and the applicable securities laws of any state, and assistance with regulatory compliance matters. Parent may in its sole discretion retain the services of outside legal counsel to assist with legal services performed for the Company.

         (h) OTHER SUPPORT SERVICES. Parent will provide other administrative support services to Company as needed or required by Company.

         3. CHARGES. Company agrees to pay to Parent for services and facilities provided by Parent to Company pursuant to this Agreement the fees set forth on Appendix A attached hereto, as such Appendix may be revised by the parties from time to time. Notwithstanding any other provision herein, at no time may charges payable by the Company exceed an amount that would cause the Company to have assets of less than the total of the following amounts:

                  (i) qualified investments that the Company is required to maintain with an independent custodian pursuant to the 1940 Act; plus

                  (ii) the minimum capital required for the Company by the 1940 Act.

         4. PAYMENT. Parent shall submit to Company at the beginning of each calendar month a written statement of the amount estimated to be owed by Company for services and the use of facilities pursuant to this Agreement for that calendar month, and Company shall pay to Parent within five (5) days following receipt of such written statement the amount set forth in the statement. The amount estimated to be owed by Company for the partial month of July 2000, shall be included in the statement for August 2000. Within thirty (30) days after the end of each calendar quarter, Parent will submit to Company a detailed written statement of the charges due from Company to Parent in the preceding calendar quarter, including charges not included in any previous statements, based on the computation of fees set forth on Appendix A, and any balance payable or to be refunded as shown in such statement shall be paid or refunded within fifteen
(15) days following receipt of such written statement by Company.

          5. ACCOUNTING RECORDS AND DOCUMENTS. Parent shall be responsible for maintaining full and accurate accounts and records of all services rendered and facilities used pursuant to this Agreement and such additional information as Company may reasonably request for purposes of its internal bookkeeping and accounting operations. Parent shall also maintain such accounts and records insofar as they pertain to the computation of charges hereunder available at its principal offices for audit, inspection and copying by Company and persons authorized by it or any governmental agency having jurisdiction over Company during all reasonable business hours.

          6. OTHER RECORDS AND DOCUMENTS. All other books, records, and files established and maintained by Parent by reason of its performance of its obligations under this Agreement which, absent this Agreement, would have been held by Company, shall be deemed the property of Company, and shall be subject to examination at all times by Company and persons authorized by it or any governmental agency having jurisdiction over Company, and the originals or copies thereof shall be delivered to Company not less frequently than quarterly.

          7. RIGHT TO CONTRACT WITH THIRD PARTIES. Nothing herein shall be deemed to grant Parent an exclusive right to provide services to Company, and Company retains the right to contract with any third party, affiliated or unaffiliated, for the performance of services or for the use of facilities as are available to or have been requested by Company pursuant to this Agreement. Nothing herein shall be deemed to prohibit Parent from providing any or all of the services to be provided to Company hereunder to other persons, whether or not affiliated with Parent. In addition, Company shall have the right to solicit bids and contract with any third party for the services to be provided hereunder, in which event this Agreement may be terminated in accordance with
Section 9 hereof. Further, Parent has right to subcontract with any third party, affiliated or unaffiliated, for services Parent is obligated to provide to Company pursuant to this Agreement.

         8. CONTACT PERSON(S). Company and Parent each shall appoint one or more individuals who shall serve as contact person(s) for the purpose of carrying out this Agreement. Such contact person(s) shall be authorized to act on behalf of their respective parties as to the matters pertaining to this Agreement. Effective upon execution of this Agreement, the initial contact person(s) shall be those set forth in Section 16 of this Agreement. Each party shall notify the other, in writing, as to the name, address and telephone number of any replacement for any such designated contact person or additional contact persons.

         9. TERMINATION AND MODIFICATION. This Agreement shall remain in effect until terminated by either Parent or Company upon giving thirty (30) days or more advance written notice. Upon termination, Parent shall promptly deliver to Company all books and records that are, or are deemed by this Agreement to be, the property of Company.

         10. SETTLEMENT ON TERMINATION. No later than ninety (90) days after the effective date of the termination of this Agreement, Parent shall deliver to Company a detailed written statement for all charges incurred and not included in any previous statement to the effective date of termination. The amount owed or to be refunded hereunder shall be due and payable within thirty (30) days of receipt of such statement.

         11. INDEPENDENT CONTRACTOR. In rendering its services hereunder, Parent shall act as an independent contractor, and any duties of Parent arising hereunder shall be owed exclusively to Company.

         12. FORCE MAJEURE. If any cause or condition shall occur beyond the control of Parent which wholly or partially prevents the performance by Parent of its obligations hereunder, including, without limitation, any act of God or the public enemy, fire, explosion, flood, earthquake, war, riot, adverse weather conditions, breakdowns in equipment or facilities, strike, slowdown, work stoppage or other labor trouble or delays in receiving or failures to receive any permits, licenses or approvals from any governmental authority, then Parent shall be excused to the extent made necessary by such cause or condition and during the continuance thereof and Parent shall incur no liability by reason of its failure to perform the obligations so excused. Such cause or condition shall not, however, relieve Company of the obligation to pay to Parent fees and charges due to Parent for services rendered and expenses incurred hereunder prior to such stoppage.

         13. ASSIGNMENT. This Agreement and any rights pursuant hereto shall not be assignable by either party hereto, except by operation of law. Except as and to the extent specifically provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies obligations or liabilities, or to relieve any person other than the parties hereto, or their respective legal successors, from any obligations or liabilities that would otherwise be applicable. The representations, warranties, covenants and agreements contained in this Agreement shall be binding upon, extend to and inure to the benefit of the parties hereto, their, and each of their, successors and assigns respectively.

         14. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Maryland applicable to contracts made and to be performed entirely within that State.

         15. ARBITRATION. In the event of any irreconcilable dispute between the parties in connection with this Agreement, the dispute shall be submitted to arbitration. Either party may submit the dispute to arbitration by notifying the other of its submission and naming its arbitrator. The other party shall name its arbitrator within 30 days after receiving such notice. The arbitrators shall choose an umpire through the nomination of three persons by each arbitrator, the declination by each arbitrator of two of the nominees named by the other arbitrator, and the drawing of lots to choose between the two arbitrators within thirty days after the after and umpire, if any, are chosen. The arbitrators and umpire shall be disinterested investment company executives. The arbitrators are relieved from judicial formalities and may refrain from following strict rules of evidence. The decisions of the arbitrators and umpire, or the majority of them, shall be final and binding upon the parties. Each party shall bear the expense of its own arbitrator and one-half the other expenses of the arbitration proceedings. Any arbitration shall take place in Chevy Chase, Maryland, unless otherwise mutually agreed.

         16. NOTICE. All notices, statements or requests provided for hereunder shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, as first class certified or registered mail, postage prepaid, overnight courier services, telex or telecopier, addressed

                  (a)    if to Parent to:

                         State Bond &  Mortgage  Company,
                         L.L.C.
                         2 Wisconsin Circle, Suite 700
                         Chevy Chase, MD 20815
                         Telecopier: (301) 656-8075
                         Attention: John J. Lawbaugh/Eric M.
                         Westbury

                  (b)    if to Company to:

                         SBM Certificate Company
                         2 Wisconsin Circle, Suite 700
                         Chevy Chase, MD 20815
                         Telecopier: (301) 656-8075
                         Attention: John J. Lawbaugh

or to such other persons or places as each party may from time to time designate by written notice sent as aforesaid.

         17. ENTIRE AGREEMENT. This Agreement, together with such amendments as may from time to time be executed in writing by the parties, constitutes the entire agreement and understanding between the parties in respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

         18. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal invalid, or unenforceable under any present or future law, and if the rights or obligations of Parent or Company under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

         19. SECTION HEADINGS. Section headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         20. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers duly authorized so to do, as of the date and year first above written.

                                          STATE BOND & MORTGAGE COMPANY, L.L.C.


                                          /s/ John J. Lawbaugh
                                          --------------------------------------
                                          John J. Lawbaugh
                                          President

                                          /s/ Eric M. Westbury
                                          --------------------------------------
                                          Eric M. Westbury
                                          Executive Vice President


                                          SBM CERTIFICATE COMPANY


                                          /s/ John J. Lawbaugh
                                          --------------------------------------
                                          John J. Lawbaugh
                                          President

                                   APPENDIX A
                                SCHEDULE OF FEES

         COMPUTATION OF FEES. The annual charge to Company (the "Annual Charge") for the services and facilities that Parent provides to it pursuant to the Agreement shall be two percent (2%) of Total Certificate Reserves (as hereinafter defined). Total Certificate Reserves is defined as the arithmetic average of the sum of certificate reserves for the current calendar year and the immediately preceding calendar year as reported in the Form 10-K Annual Report for the Company. For 2000, the annual charge as calculated pursuant to this Schedule of Fees shall be adjusted on a pro rata, basis to reflect the July 19, 2000 effective date of the Agreement.